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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 4, 2015

        The Annual Meeting of Shareholders of American Equity Investment Life Holding Company will be held at the Company's executive offices, 6000 Westown Parkway, West Des Moines, Iowa 50266, on Thursday, June 4, 2015 at 3:30 p.m., local time, for the following purposes:

  1.
  To elect a total of four directors to three-year terms.

  2.
  To consider and vote upon the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan.

  3.
  To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

  4.
  To consider and vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.

  5.
  To transact such other business that may properly come before the meeting.

        Shareholders of record at the close of business on the record date, April 10, 2015, are entitled to the notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares in one of the following ways:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet by visiting the website shown on the Notice or the proxy card; or

  •
  If you received a paper copy of the proxy statement, by completing, signing, and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

West Des Moines, Iowa April 22, 2015	Debra J. Richardson Secretary

PROXY STATEMENT

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Annual Meeting of Shareholders
June 4, 2015

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION	1
A Notice Regarding the Availability of Proxy Materials	1
General Information	1
Voting Rights	1
Voting	2
PROPOSALS TO BE VOTED UPON	3
Proposal 1—Election of Directors	3
Class III Directors Whose Terms Expire at the 2015 Annual Meeting	3
Class I Directors Whose Terms Expire at the 2016 Annual Meeting	4
Class II Directors Whose Terms Expire at the 2017 Annual Meeting	5
Proposal 2—Approval of the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan	7
Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	10
Proposal 4—Advisory Vote on Executive Compensation	12
INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS	13
Security Ownership of Management and Certain Beneficial Owners	13
Corporate Governance	14
Board Leadership Structure	14
Board of Director's Oversight of Risk Management	15
Majority of Independent Directors	15
Compensation of the Board of Directors	16
Meetings and Committees of the Board of Directors	18
Information Regarding the Company's Process for Identifying Director Nominees	19
Compensation Committee Interlocks and Insider Participation	20
Audit Committee Disclosures	21
Executive Officers	22
Compensation Discussion and Analysis	23
Compensation Committee Report	27
Executive Compensation Tables	28
Options Exercises and Stock Vested	31

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

A Notice Regarding the Availability of Proxy Materials

        We are pleased to take advantage of the Securities and Exchange Commission (the "SEC") rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting.

        On or about April 22, 2015, we mailed to our beneficial shareholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and annual report and how to vote online.

        All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail. The Notice contains instructions on how you can promptly (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a Notice by mail or (ii) elect to receive your proxy statement and annual report over the Internet.

General Information

        This proxy statement is furnished to the shareholders of American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266 (referred to in this proxy statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders ("Annual Meeting") to be held on June 4, 2015, at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment thereof. To obtain directions to the Annual Meeting, you may contact us at our toll-free number 1-888-221-1234.

        We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

        This proxy statement is first being mailed to certain shareholders on or about April 22, 2015.

Voting Rights

        Only shareholders of record as of the close of business on April 10, 2015, will be entitled to the notice of and to vote at the meeting. We have a single class of voting common stock, $1 par value per share ("Common Stock"), of which 77,181,221 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

        Shares present in person or represented by proxy at the meeting will be tabulated for determination of whether a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the Annual Meeting. Votes withheld for any director, broker non-votes and abstentions represented at the Annual Meeting will be counted for quorum purposes. Votes will be tabulated under the supervision of Alliance Advisors, L.L.C., which has been designated by the Board of Directors to act as inspector of the election.

        If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions. Even if you do not provide instructions, your bank, broker or other holder of record may vote your shares on certain "routine matters". The New York Stock Exchange ("NYSE") considers Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm to be a "routine matter". As a result, without instructions from you, your broker is permitted to vote your shares on this matter at its discretion. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker has not received instructions from you and does not have discretionary voting power for that particular item. The NYSE considers Proposal 1—Election of Directors, Proposal 2—Approval of the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan and Proposal 4—Advisory Vote on Executive Compensation to be "non-routine matters" and, therefore, brokers may not vote on the matter unless they receive specific voting instructions from you. At this year's Annual Meeting, in the event that a brokerage firm does not receive voting instructions from one of our shareholders, such shareholder's shares will not be voted, and will be considered "broker non-votes," with respect to Proposal 1, Proposal 2 and Proposal 4.

        If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. If your shares of Common Stock are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card. You will need to bring the broker's proxy card with you to the Annual Meeting in order to vote.

Voting

        If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

  •
  "FOR" the election of the four nominees for directors;

  •
  "FOR" the approval of the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan;

  •
  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015; and

  •
  "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

        If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

        As an alternative to voting by using the enclosed proxy card, if you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone or through the Internet. Please see the enclosed proxy card or the Notice for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you on whether you may vote by telephone or through the Internet as an alternative to voting by using the enclosed proxy card.

        As to the election of directors, regardless of which method is used to vote, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify or (c) withhold your vote from all nominees as a group.

        A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or through the Internet at a later date or by a proxy bearing a later date.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by calling the toll-free telephone number or by visiting the website shown on the proxy card or the Notice.

PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        The Board of Directors presently consists of eleven members. Each member of the Board has been appointed to one of three Classes with three-year terms expiring on a staggered basis. The terms of service of the four directors presently serving as the Class III Directors expire at the Annual Meeting to be held on June 4, 2015. The four nominees to serve as Class III Directors include incumbents David S. Mulcahy, David J. Noble, A.J. Strickland, III and Harley A. Whitfield, Sr. Each is nominated for election to a term of three years expiring in 2018.

        Mr. Noble is a member of our senior management team. Mr. Mulcahy, Mr. Strickland and Mr. Whitfield are independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the SEC thereunder, as well as the corporate governance listing standards of the NYSE ("NYSE Rules").

        The Board of Directors anticipates that the nominees will be able to serve. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the shareholder giving the proxy withholds such authority or votes against any such nominee.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting.

        The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

Class III Directors Whose Terms Expire at the 2015 Annual Meeting

        David S. Mulcahy was elected to serve on the Company's Board of Directors in 2011. Mr. Mulcahy previously served as a member of the Company's Board of Directors from 1996 to 2006. Mr. Mulcahy currently serves as Chairman of the Board of Directors of Monarch Materials Group, Inc., a privately-owned company which manufactures residential, basement window systems and as President of MABSCO Capital, Inc., a privately-owned company which provides a selection of services including portfolio management, financial consulting and private placement, private equity and joint venture transactions. Mr. Mulcahy has served as a director of Workiva Inc. since its initial public offering in 2014. Mr. Mulcahy is a certified public accountant and was a partner in the Des Moines office of Ernst & Young LLP, where he was employed from 1976 through 1994. Mr. Mulcahy's financial expertise, knowledge and experience in accounting and business management led the Board of Directors to conclude that Mr. Mulcahy should serve as a director of the Company.

        Director since 2011. Age 62.

        Member: Audit Committee

        David J. Noble has served as Executive Chairman of the Board of the Company since 2009 and served as Chairman, Chief Executive Officer, President and Treasurer of the Company since its formation in 1995 until 2009. Mr. Noble was Chief Executive Officer of The Statesman Group, Inc. ("Statesman") from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble was a director of Twenty Services, Inc. until March 2014. Mr. Noble's prior service as Chief Executive Officer, President and Treasurer of the Company gives him unique insights into the Company's challenges, opportunities and operations. This, along with his years of experience in the insurance industry, led the Board of Directors to conclude that Mr. Noble should serve as a director of the Company.

        Director since 1995. Age 83.

        Member: Executive and Investment Committees

        A. J. Strickland, III is the Thomas R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama and has been since 1969. Dr. Strickland has been a director of United Security Bancshares, Inc. since February 2013, was a director of Twenty Services, Inc. until March 2014 and was a director of Statesman. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms. Dr. Strickland's extensive knowledge of strategic management and the finance industry arising from his academic experience led the Board of Directors to conclude that Dr. Strickland should serve as a director of the Company.

        Director since 1996. Age 73.

        Member: Compensation Committee

        Harley A. Whitfield, Sr. is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as corporate counsel for Statesman and its subsidiary companies for over 30 years. Mr. Whitfield's years of legal and business experience with Statesman as well as with other companies led the Board of Directors to conclude that Mr. Whitfield should serve as a director of the Company.

        Director since 1996. Age 84.

        Member: Audit, Compensation and Nominating and Corporate Governance Committees

Members of Our Board Not Standing for Election This Year

        Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Class I Directors Whose Terms Expire at the 2016 Annual Meeting

        Alexander M. Clark has served as a Senior Managing Director in the Insurance Group at Griffin Financial Group, LLC since 2010. Mr. Clark was Managing Director-Insurance Investment Banking from 2008 to 2010 at Madison Williams & Company, Inc. Mr. Clark is a chartered financial analyst. He has served as a director of our New York life subsidiary since 2005 and also serves as a director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company and Penn Treaty American Corporation. Mr. Clark's investment banking activities have been focused primarily on insurance companies and he has been actively involved in the insurance industry for over 30 years. Mr. Clark's background in investment banking and his financial expertise and experience in the insurance industry led the Board of Directors to conclude that Mr. Clark should serve as a director of the Company.

        Director since 2007. Age 81.

        Member: Investment Committee

        John M. Matovina has served as Vice Chairman, Chief Executive Officer and President of the Company since 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from 2009 to 2012 and as our Vice Chairman since 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From 1983 through 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry. Mr. Matovina's role as Chief Executive Officer of the Company as well as his years of experience in and extensive knowledge of the accounting and insurance industries led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

        Director since 2000. Age 60.

        Member: Executive and Investment Committees

        Gerard D. Neugent has served as President and Chief Executive Officer of Knapp Properties, Inc., Des Moines, Iowa since 2014 and served as President and Chief Operating Officer of Knapp Properties, Inc. from 1993 until 2014. His primary duties include dealing with real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Mr. Neugent's experience in real estate and business management as well as his legal background led the Board of Directors to conclude that Mr. Neugent should serve as a director of the Company.

        Director since 2010. Age 63.

        Member: Nominating and Corporate Governance Committee

Class II Directors Whose Terms Expire at the 2017 Annual Meeting

        Joyce A. Chapman worked for over 35 years with West Bank, West Des Moines, Iowa until her retirement in 2006. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman also serves as a director for West Bancorporation, Inc. Ms. Chapman's leadership experience in various organizations and her experience in the banking industry led the Board of Directors to conclude that Ms. Chapman should serve as a director of the Company.

        Director since 2008. Age 70.

        Member: Nominating and Corporate Governance Committee

        James M. Gerlach served as Executive Vice President of the Company from 1996 until his retirement in 2011. Prior to joining us, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company ("American Life and Casualty") and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life and Casualty. Mr. Gerlach has been active in the insurance industry for over 45 years. Mr. Gerlach's vast knowledge of the Company's operations as well as his years of experience in the insurance industry led the Board of Directors to conclude that Mr. Gerlach should serve as a director of the Company.

        Director since 1996. Age 73.

        Member: Executive and Investment Committees

        Robert L. Howe is the Lead Independent Director of the Board of Directors. He served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in this position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant serving as a director of EMC National Life Company from 2003 until 2007, and, from 2007 to present, Mr. Howe has served as a director of EMC Insurance Group. He also serves as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver.

Mr. Howe's experience in the financial oversight of insurance companies and his expertise in finance led the Board of Directors to conclude that Mr. Howe should serve as a director of the Company.

        Director since 2005. Age 72.

        Member: Executive and Audit Committees

        Debra J. Richardson has served as Executive Vice President and Secretary of the Company since 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through 1996 serving in various positions including Vice President-Shareholder/Investor Relations. Ms. Richardson has been involved in the insurance industry for over 35 years. Ms. Richardson's experience as an executive of the Company and her years of involvement in the insurance industry led the Board of Directors to conclude that Ms. Richardson should serve as a director of the Company.

        Director since 2008. Age 58.

        Member: Executive and Investment Committees

 Proposal 2
Approval of the Amended and Restated American Equity Investment Life Holding Company
2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan

        The Board of Directors has unanimously approved the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan ("Agent Plan"), subject to shareholder approval. The Agent Plan is intended to benefit the Company and its shareholders by assisting the Company's wholly-owned operating subsidiary, American Equity Investment Life Insurance Company ("Life Company"), in attracting and retaining certain independent agents of outstanding ability and to align the interests of such independent agents with those of the Company's shareholders by increasing their long-term financial stake in the Company's continued success through the use of restricted stock and restricted stock units.

        The Agent Plan provides for the issuance of awards up to an aggregate of 1,000,000 shares of Common Stock to non-employee independent agents of the Life Company of which there are currently approximately 30,000. As of March 31, 2015, 27,985 shares of restricted stock with a value of $732,927 (which is all vested) and 221,662 restricted stock units with a value of $5,805,658 have been granted to non-employee independent insurance agents under the Agent Plan. Current executive officers, directors and employees are not eligible to receive restricted stock or restricted stock units under the Agent Plan. Unless sooner terminated by the Company's Board of Directors, the Agent Plan will terminate on February 1, 2020 and no additional awards may be made under the Agent Plan after that date.

        The following is a summary of certain provisions of the Agent Plan. This summary is qualified by reference to the complete text of the Agent Plan, which is attached as Appendix A to this Proxy Statement and is incorporated in this Proxy Statement by reference.

        Administration.    The Agent Plan will be administered by the Executive Committee of the Board of Directors. The Executive Committee has the authority, subject to the provisions of the Agent Plan, to amend or waive the provisions in the terms and conditions of the Agent Plan, including production criteria, eligibility of agents to receive an award, the time or times at which awards are granted, the number of shares of Common Stock subject to any award, any provisions related to vesting, circumstances in which an award may terminate and any other terms, conditions or restrictions on awards. The Executive Committee may from time to time adopt rules regarding sales production criteria and such other factors as the Executive Committee in its discretion shall deem relevant. Subject to the provisions of the Agent Plan, the Executive Committee has the authority to construe and interpret the Agent Plan and any award agreement, to prescribe, amend, waive or rescind rules or regulations related to the Agent Plan and to make all other determinations necessary or advisable for the administration of the Agent Plan, including, but not limited to, any determination to accelerate the vesting of outstanding awards. The Executive Committee has the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions of the Agent Plan. The determination of the Executive Committee on matters relating to the administration of the Agent Plan is binding and final.

        Types of Equity Awards.    Restricted stock granted under the Agent Plan will entitle the participant to shares of Common Stock subject to terms and conditions as determined by the Executive Committee. The holder of restricted stock will have all rights of a shareholder with respect to such shares once the restricted stock vests and the participant receives shares in accordance with the terms and conditions set forth in the Agent Plan. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expired.

        Restricted stock units granted under the Agent Plan will entitle the participant to a right to receive shares of Common Stock subject to terms and conditions as determined by the Executive Committee.

        Change of Control.    Unless otherwise provided in the award agreement, upon a change of control of the Company (as defined in the Agent Plan), the vesting of each award will accelerate and any restrictions on exercise of the awards will lapse.

        Transferability.    Until an award of restricted stock or restricted stock units vests, participants may not sell, transfer, pledge or assign shares of restricted stock or restricted stock units awarded under the Agent Plan.

        Death.    Unless otherwise provided in the award agreement, if a participant dies the vesting of the award will accelerate and any restrictions on exercise of the award will lapse.

        Governing Law.    The Agent Plan will be governed, construed and administered in accordance with the laws of the State of Iowa.

        Amendment or Termination of the Agent Plan.    The Board of Directors may amend, alter, suspend or terminate the Agent Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the Agent Plan will be made by the Board of Directors without the approval of each affected participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any award granted prior to the date of such amendment, alteration, suspension or termination or without shareholder approval to the extent such approval is required by applicable law or any exchange, market or other listing requirement.

        Certain Federal Income Tax Consequences.    Set forth below is a discussion of certain United States federal tax consequences with respect to restricted stock and restricted stock units. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions and administrative interpretations thereof, as currently in effect as of the date hereof, all of which are subject to change. This discussion does not address all of the tax consequences that may be applicable to any particular participant. In addition to being subject to the federal tax consequences described below, a participant may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he works and/or resides.

        A participant will not recognize any taxable income upon the award of restricted stock which is not transferable and is subject to a substantial risk of forfeiture, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). A Section 83(b) Election allows a participant to include the fair market value of the restricted stock in taxable ordinary income when the restricted stock is granted instead of when the stock vests. If a participant makes this election, any dividends paid with respect to that restricted stock will be treated as dividend income when received, and the participant will not recognize additional taxable income with respect to the restricted stock when the restrictions applicable to his or her restricted stock award lapse. If a participant does not make a Section 83(b) Election, a participant will recognize taxable ordinary income at such time as the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock when such restrictions lapse. Dividends paid with respect to restricted stock prior to the lapse of such restrictions will be taxable as ordinary income to a participant when received. If a participant disposes of the stock after it has vested, any amount received in excess of the fair market value of the stock at the time the restrictions described above lapsed or, if the participant made a Section 83(b) Election, the fair market value of the stock on the award date will be taxed as capital gains.

        A participant will not recognize any taxable income upon the award of restricted stock units. A participant will have taxable income when a restricted stock unit vests and settles. The amount of ordinary income will be equal to the number of restricted stock units multiplied by the fair market value of the stock on the date of vesting and settling. Any dividend equivalents received during the period of restriction (or accrued and paid upon vesting) will be taxed as ordinary income to a participant when received, not dividend income.

        New Plan Benefits.    Awards under the Agent Plan will be made by the Executive Committee in its discretion and depend on a number of factors, including the fair market value of shares of our Common Stock on future dates. Generally, the future awards that would be received under the Agent Plan by participants are discretionary and therefore not determinable at this time.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends that you vote FOR the approval of the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Agent Restricted Stock and Restricted Stock Unit Plan.

Proposal 3
Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the year 2015. The Board of Directors requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by our shareholders, our Audit Committee will investigate the reasons for the shareholder rejection and will consider approving another independent registered public accounting firm.

        Fees paid to KPMG for its services during the last two fiscal years were:

	2014	2013
Audit fees(1)	$1,547,200	$1,441,000
Audit-related fees(2)	30,075	304,000
Tax fees	—	—
All other fees	—	—

Total	$1,577,275	$1,745,000

(1)
Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.

(2)
Audit-related fees primarily include accounting consultations in connection with emerging accounting standards, comfort letters related to debt offerings, employee benefit plan audits and other attest and related advisory services not required by statute or regulation.

        The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and non-audit) and all fees for services performed by the independent registered public accounting firm. These policies were adopted in compliance with SOX and rules adopted by the SEC thereunder. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Permissible non-audit services are usually limited to fees for accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as comfort letters related to common stock or debt offerings, audits of employee benefit plans and tax services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In fiscal year 2014, all of the services and fees described above were pre-approved by the Audit Committee.

        We anticipate that representatives of KPMG will be present at the meeting, will be available to respond to questions concerning the 2014 audit and may make a statement if they so desire.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

 Proposal 4
Advisory Vote on Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that we provide our shareholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules adopted by the SEC.

        As discussed in "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis," our compensation policies and programs are designed to attract and retain highly qualified and motivated executive officers and employees, encourage and reward achievement of our annual and long-term goals and encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders. The primary elements of compensation for most of our executive officers include: (1) base pay; (2) cash incentive compensation pursuant to the Short-Term Performance Incentive Plan; and (3) long-term equity incentive compensation through restricted stock and restricted stock units. This compensation structure is central to the Company's ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis" for an overview of the compensation of the Company's named executive officers.

        We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules under "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis," the related compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote on the following resolution:

    "RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosures."

        This vote is advisory and therefore not binding on the Company, the Compensation Committee of the Board of Directors or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company's shareholders. To the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders' concerns, and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this advisory proposal.

        The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 INFORMATION REGARDING MANAGEMENT
AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2015 by: (i) each director and nominee for director; (ii) our chief executive officer, our chief financial officer and each of our other three most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock. On March 31, 2015, there were 77,010,616 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)
			Options included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent
David J. Noble(3)	1,846,157	2.39%	115,000
John M. Matovina(4)	292,284	*	155,000
Ted M. Johnson(4)	73,808	*	30,000
Debra J. Richardson(4)	399,308	*	155,000
Ronald J. Grensteiner(4)(5)	184,182	*	105,000
Joyce A. Chapman	43,650	*	35,000
Alexander M. Clark	23,000	*	15,000
James M. Gerlach	324,507	*	135,000
Robert L. Howe	50,000	*	25,500
David S. Mulcahy(5)	45,814	*	15,000
Gerard D. Neugent(6)	74,303	*	15,000
A. J. Strickland, III	256,500	*	45,500
Harley A. Whitfield, Sr.	55,500	*	25,500
All executive officers, directors and nominees for director as a group (16 persons)	3,722,999	4.78%	871,500
5% Owners:
BlackRock, Inc	6,497,401	8.44%	—
55 East 52nd Street
New York, NY 10022(7)
Dimensional Fund Advisors LP	6,131,745	7.96%	—
Building One
6300 Bee Cave Road
Austin, TX 78746(8)
The Vanguard Group	5,219,332	6.78%	—
100 Vanguard Blvd.
Malvern, PA 19355(9)

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
This column includes stock options granted pursuant to the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan and the 2011 Directors Stock Option Plan.

(3)
Mr. Noble's ownership includes 532,983 shares held in a living trust, 525,000 shares held in a charitable remainder trust of which he and Ms. Richardson are co-trustees, 240,000 shares held by Noble Enterprises, LP, 237,000 shares held by Twenty Services Holdings, Inc., 66,461 shares held in the American Equity Officers Rabbi Trust, 49,314 shares held in our 401(k) savings plan,

  7,407 shares held in the Noble Charitable Trust and 8,998 shares held in our Employee Stock Ownership Plan ("ESOP"). Mr. Noble's revocable trust is a General Partner of Noble Enterprises, LP and Mr. Noble beneficially owns 78% of Twenty Services Holdings, Inc.

(4)
Mr. Matovina's ownership includes 8,272 shares held in our ESOP. Mr. Johnson's ownership includes 8,660 shares held in our ESOP. Ms. Richardson's ownership includes 31,140 shares held in the American Equity Officers Rabbi Trust, 19,550 shares held in our 401(k) savings plan, 9,350 shares held in a charitable lead trust of which she is the trustee, 9,380 shares held in various trusts of which she is the trustee and 8,407 shares held in our ESOP, Mr. Grensteiner's ownership includes 17,419 shares held in our 401(k) savings plan and 8,065 shares held in our ESOP.

(5)
In addition to the shares reflected in this table, Mr. Grensteiner and Mr. Mulcahy have non-qualified deferred compensation agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Grensteiner is entitled to receive 4,500 shares and Mr. Mulcahy is entitled to receive 28,125 shares.

(6)
Mr. Neugent is the trustee of a trust which holds 50,303 shares of Common Stock.

(7)
Based on the Schedule 13G filed with the SEC on February 2, 2015, by BlackRock, Inc., BlackRock, Inc. reported sole voting power with respect to 6,320,408 shares, sole dispositive power with respect to 6,497,401 shares and no shared voting or dispositive power.

(8)
Based on the Schedule 13G/A filed with the SEC on February 5, 2015, by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP reported sole voting power with respect to 6,005,764 shares, sole dispositive power with respect to 6,131,745 shares and no shared voting or dispositive power.

(9)
Based on the Schedule 13G/A filed with the SEC on February 11, 2015, by The Vanguard Group, The Vanguard Group reported sole voting power with respect to 104,209 shares, sole dispositive power with respect to 5,120,323 shares, shared dispositive power with respect to 99,009 shares and no shared voting power.

Corporate Governance

        The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, agents, national marketing organizations, suppliers, shareholders and others. This requires that we conduct our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Ethics") to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company's directors, officers and employees. The Code of Ethics is available under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. In addition, a copy of the Code of Ethics is available in print. Requests for such should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266.

Board Leadership Structure

        Mr. Noble serves as Executive Chairman of the Board of Directors. As Executive Chairman of the Board, Mr. Noble's focus is on the strategic direction of the Company. Mr. Noble's history as our founder and his strategic experience made him the appropriate leader of the Board. Mr. Howe serves as Lead Independent Director of the Board of Directors and works with the Executive Chairman of the Board, the Chief Executive Officer and other members of the Board of Directors to provide independent oversight of the Company. Among other things, Mr. Howe serves as principal liaison among the Executive Chairman of the Board, the independent directors and senior management. Mr. Howe also chairs executive sessions of the independent and non-management directors.

Board of Director's Oversight of Risk Management

        The Company's Board of Directors administers its risk oversight function directly and through the committees of the Board of Directors. Through its involvement in setting the Company's business strategy, the Board of Directors plays a key role in the assessment of management's approach to risk and allows the Board of Directors to understand and determine what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee focuses on financial risk, including internal controls. Additionally, the Company's Compensation Committee is responsible for creating incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Finally, the Investment Committee manages the risks involving the Company's assets and liabilities and investment policies and activities.

        The responsibility for the day-to-day management of risk lies with the Chief Executive Officer and our management. The Company has an enterprise risk management (ERM) policy that was approved by the Board of Directors in November 2013 and is implemented by an ERM Committee made up of members of senior management who, among other things, review and discuss reports from other members of management regarding the Company's risk management activities, including the areas that management has identified as our major risk exposures, and the steps taken to monitor and manage those exposures. The Chief Executive Officer and ERM Committee are responsible for reporting the risk profile, risk trends and key risk metrics to the Board of Directors on a regular basis.

        The Company has a Disclosure Committee comprised of (i) the Audit Committee Chair, who also serves as Chairman for the Disclosure Committee, (ii) the Chief Financial Officer, (iii) the Vice President—Accounting/Controller, (iv) the General Counsel and (v) the Secretary of the Company. The purpose of the Disclosure Committee is to assist senior officers of the Company to fulfill the Company's and their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of the Company's financial reports, SEC reports and press releases. The Disclosure Committee is governed by a written charter approved by the Board of Directors which is available to any shareholder upon request.

Majority of Independent Directors

        Our Board of Directors includes eleven members and it has affirmatively determined that the following seven are independent under the requirements of SOX and the NYSE Rules:

Joyce A. Chapman
Alexander M. Clark
Robert L. Howe
David S. Mulcahy
Gerard D. Neugent
A. J. Strickland, III
Harley A. Whitfield, Sr.

        Gerard D. Neugent is the President and Chief Executive Officer of Knapp Properties, Inc. which provides property management services to the owner of the building where the Company has its principal executive offices in West Des Moines, Iowa. The aggregate amount of fees which are paid to Knapp Properties, Inc. by the owner of the building with respect to the Company's offices is immaterial in amount both to the Company and to Knapp Properties, Inc. Mr. Neugent is a member/manager of William C. Knapp, L.C., which is a 50% owner of West Lake Properties, L.C. West Lake Properties, L.C. owns a warehouse building, a portion of which is leased to the Company. The aggregate amount of rent and expenses relating to the warehouse space is immaterial in amount to both the Company and William C. Knapp, L.C.

        Harley A. Whitfield, Sr. is retired from the law firm of Whitfield & Eddy, P.L.C., a firm we utilize for certain legal services. Mr. Whitfield retains honorary status as "of counsel" with Whitfield & Eddy, but provides no services and receives no compensation in this capacity. The aggregate amount of fees we pay to Whitfield & Eddy annually are immaterial in amount both to the Company and to Whitfield & Eddy.

        Mr. Mulcahy is a director and shareholder of Workiva Inc. The Company has entered into a subscription agreement with Workiva Inc. to utilize certain software. The aggregate amount of fees paid to Workiva Inc. in 2014 pursuant to the subscription agreement is immaterial to the Company and to Workiva Inc.

        The independent directors meet in executive session as a part of all regular quarterly meetings of the Board of Directors. At each such executive session, the Lead Independent Director presides over such sessions. The Board of Directors has adopted Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request.

        Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All mail correspondence should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266. All electronic correspondence should be sent to the Corporate Secretary at drichardson@american-equity.com. All correspondence received by the Corporate Secretary will be categorized and then forwarded to the Board of Directors, the individual director or any group or committee of directors.

Compensation of the Board of Directors

        Directors who are our employees receive no compensation for their services as directors. Each member of the Board of Directors who is not an employee of the Company receives (i) $3,333 per month payable quarterly and (ii) $1,500 per meeting for attending meetings of the Board of Directors ($500 per meeting for telephonic meetings), plus reimbursement of expenses for attending such meetings. The Chair of the Audit Committee receives $3,500 per month payable quarterly, the Chair of the Compensation Committee receives $1,000 per month payable quarterly and the Chair of the Nominating and Corporate Governance Committee receives $500 per month payable quarterly. The Lead Independent Director receives an additional $5,000 per quarter. Non-Chair members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $3,000, $1,500 and $750 per quarter, respectively. Non-employee members of the Investment Committee and the Executive Committee receive an additional $750 per quarter.

        Under the 2000 and 2011 Director Stock Option Plans, directors who are not employees may receive grants of options to purchase shares of our Common Stock. All options granted have an exercise price equal to the closing public market value of the shares on the date of grant. As of December 31, 2014, an aggregate of 207,000 options have been granted under the 2000 Director Stock Option Plan, 115,500 of which have been exercised, 20,000 of which have been forfeited, with 71,500 options outstanding and no options available for future grants as the plan has terminated. As of December 31, 2014, an aggregate of 232,000 options have been granted under the 2011 Director Stock Option Plan, 29,000 of which have been exercised, with 203,000 options outstanding, and 18,000 options were available for future grants. Under the 2013 Director Equity and Incentive Plan, directors who are not employees may receive grants of options, stock appreciation rights, restricted stock and restricted stock units convertible into or based upon our Common Stock. As of December 31, 2014, an aggregate of 64,000 shares of restricted stock have been granted under the 2013 Director Equity and Incentive

Plan, 40,000 of which vested and are no longer restricted, with 24,000 shares of restricted stock outstanding, and 186,000 options, stock appreciation rights, restricted stock or restricted stock units were available for future grants. The Board of Directors believes that, although there is no policy requiring the directors to have a specified level of share ownership, it is important for directors to each own a meaningful amount of Common Stock. Non-management directors own not less than eight times their respective annual cash retainer amount in Common Stock.

        The following table provides compensation information for 2014 for each member of the Board of Directors who was not an employee of the Company:

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
Joyce A. Chapman	41,000	71,040	112,040
Alexander M. Clark	38,000	71,040	109,040
James M. Gerlach	39,500	71,040	110,540
Robert L. Howe	69,000	71,040	140,040
David S. Mulcahy	75,500	71,040	146,540
Gerard D. Neugent	39,500	71,040	110,540
A. J. Strickland, III	45,000	71,040	116,040
Harley A. Whitfield, Sr.	61,250	71,040	132,290

(1)
Amounts reflect for each restricted stock award, the aggregate grant date fair value pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For further information, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2014. On June 5, 2014, Ms. Chapman, Mr. Clark, Mr. Gerlach, Mr. Howe, Mr. Mulcahy, Mr. Neugent, Dr. Strickland and Mr. Whitfield were each granted 3,000 shares of time-based restricted stock, all of which remain outstanding as of December 31, 2014. The per share fair value at the grant date was $23.68. The vesting period for the restricted stock is one year.

        The following table provides information about unexercised stock options to acquire our Common Stock held by each member of the Board of Directors who is not an employee of the Company as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Total (#)
Joyce A. Chapman	35,000	14,000	49,000
Alexander M. Clark	15,000	14,000	29,000
James M. Gerlach	135,000	—	135,000
Robert L. Howe	25,500	14,000	39,500
David S. Mulcahy	15,000	14,000	29,000
Gerard D. Neugent	15,000	14,000	29,000
A. J. Strickland, III	45,500	14,000	59,500
Harley A. Whitfield, Sr.	25,500	14,000	39,500

Meetings and Committees of the Board of Directors

        The Board of Directors met five times in 2014, and each of the directors attended 100% of the meetings of the Board of Directors. We currently have five permanent committees described below. Each of the committee members attended 100% of the committee meetings. Under our Corporate Governance Guidelines, which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request, a director is invited and encouraged to attend the Annual Meeting. All of the directors, with the exception of A. J. Strickland, III, attended the Annual Meeting of Shareholders held June 5, 2014.

        The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board of Directors in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our Board of Directors; and (iii) makes recommendations to the Board of Directors on policy matters. The Executive Committee is comprised of James M. Gerlach, Robert L. Howe, John M. Matovina, David J. Noble and Debra J. Richardson and they did not meet in 2014.

        The Audit Committee performs the following functions, among others: (i) assists the Board of Director's oversight of (a) the integrity of our financial statements and systems of internal control over financial reporting; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent registered public accounting firm's qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function; and (ii) prepares the annual report required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Audit Committee met four times in 2014.

        The Audit Committee is comprised of three independent directors: Robert L. Howe, David S. Mulcahy and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The Board of Directors has determined that all members of the Audit Committee meet such standards. In addition, the Board of Directors has determined that Mr. Howe and Mr. Mulcahy are "audit committee financial experts," as that term is defined under SOX.

        The Compensation Committee performs the following functions, among others: (i) oversees our compensation and benefit plans and practices related to our Executive Chairman and Chief Executive Officer; (ii) makes recommendations to the Board of Directors with respect to other senior officers' compensation, incentive compensation and equity-based plans; and (iii) produces an annual report on executive compensation disclosures as required by the SEC. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below. The Compensation Committee met three times in 2014.

        The Compensation Committee has the authority to engage compensation consultants, independent legal counsel and other advisers as it deems necessary. The Compensation Committee has engaged Pearl Meyer & Partners, an independent compensation consultant ("Pearl Meyer"), to provide advice and data with respect to compensation benchmarking and market practices. In 2014, Pearl Meyer worked with the Compensation Committee to develop recommendations regarding (i) base salaries of executive officers, (ii) short-term incentive compensation awards under the Company's Short-Term Performance Incentive Plan and (iii) long-term incentive compensation awards under the Company's

2009 Employee Incentive Plan. In performing the annual assessment of the compensation consultant's independence, the Committee has reviewed, among other items, a letter from Pearl Meyer addressing its independence and the members of the consulting team serving the Compensation Committee, including the following factors: (i) the nature of any services provided to the Company by Pearl Meyer other than as described above, (ii) the amount of fees paid by the Company in relation to Pearl Meyer's total revenue, (iii) Pearl Meyer's policies and procedures designed to prevent conflicts of interest and (iv) the existence of any business or personal relationship or stock ownership that could impact the adviser's independence. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of Pearl Meyer in February 2015 and determined that Pearl Meyer is independent from the Company's management and that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant for the Compensation Committee.

        The Compensation Committee is comprised of two independent directors: A. J. Strickland, III and Harley A. Whitfield, Sr. Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Compensation Committee meet such standard.

        The Investment Committee performs the following functions, among others: (i) manages our assets; (ii) makes recommendations to our Board of Directors regarding investment policy; and (iii) reviews procedures and practices relating to our investment activities. The Investment Committee is comprised of Alexander M. Clark, James M. Gerlach, John M. Matovina, David J. Noble and Debra J. Richardson. The Investment Committee met one time in 2014.

        The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends candidates to fill positions on the Board of Directors; (ii) screens qualifications and backgrounds of director candidates; (iii) develops and recommends corporate governance principles for the Company as required by law; and (iv) evaluates the Board of Directors as a whole. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Nominating and Corporate Governance Committee met three times in 2014.

        The Nominating and Corporate Governance Committee is comprised of three independent directors: Joyce A. Chapman, Gerard D. Neugent and Harley A. Whitfield, Sr. Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet such standard.

Information Regarding the Company's Process for Identifying Director Nominees

        The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board of Director's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

        The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director's oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with us and independence from management. The Nominating and Corporate Governance Committee also may seek to have the Board of Directors represent a diversity of backgrounds and experience.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of A. J. Strickland, III and Harley A. Whitfield, Sr. The Board of Directors has affirmatively determined Dr. Strickland and Mr. Whitfield are independent under the requirements of SOX and the NYSE Rules. No member of the Compensation Committee had any relationship requiring disclosure under Item 404(a) of Regulation S-K. Furthermore, none of the Company's Compensation Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and during our last fiscal year, none of our executive officers served on the compensation committee or board of directors of any company that had one or more executive officers who served on our Board of Directors or our Compensation Committee.

Audit Committee Disclosures

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the fair presentation of those financial statements in conformity with U.S. generally accepted accounting principles, as well as issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities and for supervising the relationship between the Company and the independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and the independent registered public accounting firm, both jointly and separately.

        The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2014, with management and KPMG, the Company's independent registered public accounting firm. The Audit Committee also reviewed Management's Report on Internal Control over Financial Reporting and KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for 2014 filed with the SEC.

        The Audit Committee discussed with KPMG the matters required to be communicated to the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. KPMG confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.

        Based on the review and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2014 be included in the Company's Annual Report on Form 10-K for 2014 filed with the SEC.

        As specified in the Audit Committee charter, the Audit Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. Such matters are the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and (ii) the report of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE David S. Mulcahy, Chair Robert L. Howe Harley A. Whitfield, Sr.

Executive Officers

        Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. The executive officers of the Company are:

        David J. Noble (age 83) has served as Executive Chairman of the Board of the Company since 2009 and served as Chairman, Chief Executive Officer, President and Treasurer of the Company since its formation in 1995 until 2009. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the life insurance industry for over 50 years.

        John M. Matovina (age 60) has served as Vice Chairman, Chief Executive Officer and President of the Company since 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from 2009 until 2012 and as our Vice Chairman since 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From 1983 through 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry.

        Ted M. Johnson (age 45) has served as Chief Financial Officer and Treasurer of the Company since 2012. He served as Vice President—Controller of the Company from 2001 to 2012. Mr. Johnson was previously a senior manager with Ernst & Young LLP where he was employed from 1992 until 2001 working primarily on audit clients in the insurance industry. Mr. Johnson is a certified public accountant and has over 20 years of experience in the life insurance industry.

        Debra J. Richardson (age 58) has served as Executive Vice President and Secretary of the Company since 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through 1996 serving in various positions including Vice President—Shareholder/Investor Relations. Ms. Richardson has been involved in the life insurance industry for over 35 years.

        Ronald J. Grensteiner (age 52) has served as President of American Equity Investment Life Insurance Company, our primary wholly-owned life insurance subsidiary ("American Equity Life"), since 2009. Prior to that, Mr. Grensteiner served as Senior Vice President of Marketing for American Equity Life since 1996. Prior to joining American Equity Life, Mr. Grensteiner was a senior marketing officer of American Life and Casualty. He has more than 25 years of experience in the life insurance industry.

        William R. Kunkel (age 58) has served as Executive Vice President—Legal and General Counsel since 2012. Prior to joining the Company, Mr. Kunkel was a partner in the Chicago office of Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden Arps") until his retirement in 2012. Mr. Kunkel joined Skadden Arps in 1984 upon the founding of its Chicago office and his practice concentrated on mergers and acquisitions, corporate finance and other corporate governance and securities matters. Mr. Kunkel has more than 30 years of experience representing companies in the insurance and financial services industries, including representing the Company since its formation in 1995.

        Jeffrey D. Lorenzen (age 49) has served as Senior Vice President and Chief Investment Officer since 2009. Prior to joining the Company, Mr. Lorenzen was the President and Chief Investment Officer of WB Capital Management Inc., a wholly-owned subsidiary of West Bancorporation, Inc. Mr. Lorenzen also served on the board of directors of WB Capital Management Inc. and was a member of the management committee of West Bancorporation, Inc. Prior to 2006, Mr. Lorenzen was President and Chief Investment Officer of Investors Management Group, where he spent 14 years in a variety of investment leadership positions. Mr. Lorenzen started his career at Statesman as a high-yield credit analyst in 1989. Mr. Lorenzen has more than 20 years of experience in the life insurance industry.

        Scott A. Samuelson (age 42) has served as Vice President—Controller of the Company since 2012. Prior to that, Mr. Samuelson served as Assistant Vice President—Assistant Controller of the Company since 2010. Prior to joining the Company, Mr. Samuelson was a senior manager with Ernst & Young LLP where he was employed from 1995 until 2010 working primarily on audit clients in the insurance and financial services industries. Mr. Samuelson is a certified public accountant and has over 19 years experience in the life insurance industry.

Compensation Discussion and Analysis

        Our compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of our annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders.

        Say-on-Frequency Vote.    At our 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote (a "say-on-frequency" vote) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Shareholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every year. In light of this recommendation from our shareholders, as well as other factors, our Board of Directors has determined that we will hold an annual shareholder advisory vote with respect to the compensation of our named executive officers.

        At our annual meeting of shareholders held on June 5, 2014, our shareholders cast an advisory vote (a "say-on-pay" vote) to approve the compensation of our named executive officers as disclosed in our proxy statement for that meeting. Shareholders approved the say-on-pay proposal by the affirmative vote of 95.45% of the shares cast on that proposal. The Compensation Committee believes this affirms shareholders' support of the Company's approach during 2013 to executive compensation, and therefore the Compensation Committee did not materially change its approach to executive compensation in 2014. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers.

        General.    The primary elements of compensation for the named executive officers in this proxy statement include:

  •
  Base pay;

  •
  Short-term incentive compensation pursuant to the Short-Term Performance Incentive Plan; and

  •
  Long-term equity incentive compensation through restricted stock and restricted stock units.

        Base Pay.    As discussed above, the Compensation Committee engages Pearl Meyer to provide advice and data with respect to compensation benchmarking and market practices. To develop a blended market consensus base salary for each of the positions of the named executives, Pearl Meyer utilized proxy data from 13 insurance companies having total assets in 2013 from $4.5 billion to $42.1 billion (American Financial Group, Inc., CNO Financial Group, Inc., Reinsurance Group of America, Incorporated, Symetra Financial Corporation, American National Insurance Company, W.R. Berkley Corporation, Torchmark Corporation, StanCorp Financial Group, Inc., Alleghany Corporation, FBL Financial Group, Inc., National Western Life Insurance Company, Horace Mann Educators Corporation, Kansas City Life Insurance Company). Pearl Meyer also utilized public and private survey data from 2013 for the financial service and insurance industries of companies having total assets targeted at $41 billion.

        Base salaries for our named executives are positioned approximately between the 25th and 50th percentile of the peer group levels with the objective of having such salaries approximate the 50th percentile. In determining specific salaries for individuals, the executive's length of service in the position and experience are also considered. For our Executive Chairman, Mr. Noble, and Chief Executive Officer, Mr. Matovina, the Compensation Committee considers the combined salaries of the two positions in its evaluation of their base salaries and their incentive compensation awards. Consistent with the foregoing, the Compensation Committee recommended, and the Board of Directors approved, the following base salaries effective July 1, 2014: Mr. Noble—$790,000; Mr. Matovina—$690,000; Mr. Johnson—$465,000; Ms. Richardson—$500,000 and Mr. Grensteiner—$440,000.

        Short-Term Incentive Compensation.    On March 6, 2014, the Compensation Committee approved the structure of the 2014 short-term incentive compensation program (the "2014 Program") pursuant to the Short-Term Performance Incentive Plan (the "Plan") for senior management personnel, which includes the named executives. Under the 2014 Program, each named executive had a threshold, target and maximum incentive opportunity expressed as a percentage of base salary. These earning opportunities were tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth and Return on Average Equity ("ROAE"), based on operating income and average stockholders' equity excluding accumulated other comprehensive income ("AOCI") and fair value changes in derivatives and embedded derivatives, for fiscal 2014. The Compensation Committee believes that the combination of growth and returns creates the proper focus and alignment for maximizing short-term and long-term shareholder value creation. For purposes of calculating any incentive awards under the 2014 Program, Invested Asset Growth was weighted 50% and ROAE was weighted 50%. For any awards earned under the 2014 Program, 100% of such award was paid in cash.

        For the named executives, the 2014 Program created a target award opportunity equal to 40% of base salary. The maximum award opportunity for the named executives was equal to 80% of base salary, which the Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Company. The threshold, target and maximum goals under the 2014 Program were $2.9 billion, $3.4 billion and $3.9 billion, respectively, for Invested Asset Growth and 10%, 11% and 13%, respectively, for ROAE. The actual results for 2014 were Invested Asset Growth of $3.712 billion and ROAE of 13.21%. The results under the 2014 Program resulted in an award to each of the named executives equal to 72.463% of base salary.

        On February 24, 2015, the Compensation Committee reviewed the target total cash compensation of our named executives and found that such compensation level was near the 25th percentile of the peer group level for all but one of the named executives, who was below a competitive range of the 25th percentile. In light of this, the Compensation Committee decided to increase the short-term incentive compensation award opportunities for 2015 for senior management personnel, which includes the named executives, pursuant to the Plan. The short-term incentive compensation for fiscal year 2015 will be paid, if earned, in cash and is tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 50%, and ROAE based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives, weighted at 50%, with threshold, target and maximum award opportunities for fiscal year 2015 at 25%, 50% and 100% of base salary, respectively.

        The specific performance goals for 2015 under the Plan will be disclosed in next year's Proxy Statement. However, at the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's near term expectations.

        Long-Term Incentive Compensation.    On March 6, 2014, the Compensation Committee also approved long-term incentive compensation in the form of restricted stock units granted under the Company's 2009 Employee Incentive Plan. The unit awards are tied to threshold and target performance goals for the three year period ending December 31, 2016, established with respect to Invested Asset Growth, Operating Income and ROAE (based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 33-1/3%, with threshold and target award opportunities at 15% and 30%, respectively, of base salary. The number of restricted stock units granted was equal to 30% of then current base salary divided by the closing price of the Company's common stock on March 6, 2014. Fifty percent of the restricted stock units granted will be earned if we meet threshold performance goals and 100% of the restricted stock units granted will be earned if we meet target performance goals. At the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's expectations.

        On February 24, 2015, the Compensation Committee reviewed the target total direct compensation (i.e., base salary plus target short-term incentive opportunity plus target equity grant value) of our named executives and found such compensation was below the 25th percentile of the peer group level for all our named executives. In light of this, the Compensation Committee decided to increase the long-term incentive compensation award opportunities for 2015 for senior management personnel, which includes the named executives, and approved restricted stock unit awards with threshold and target award opportunities at 20% and 40%, respectively, of current base salary, utilizing the same performance measures and comparable rates of growth for the three-year period ending December 31, 2017. The number of restricted stock units granted was equal to 40% of then current base salary divided by the closing price of the Company's common stock on February 24, 2015.

        Stock Ownership and Long-Term Equity Compensation.    We emphasize long-term equity compensation in our total compensation package for all employees and particularly for senior officers. We believe this helps align the interests of such employees and officers with shareholders and creates an incentive to build our Common Stock value through growth in profitability targets including investment spread earnings on our annuity liability reserves, invested asset growth, net operating earnings and operating earnings return on average equity. Senior officers of the Company are encouraged to own shares of our Common Stock. In addition, long-term equity compensation has been provided in the form of stock options, restricted stock and restricted stock units granted under employee stock option and incentive plans adopted by our Board of Directors and approved by the shareholders. Although there is no policy requiring the named executive officers to have a specified level of share ownership, we note that our Executive Chairman owns forty times his base salary in Common Stock, our Chief Executive Officer owns eight times his base salary in Common Stock and each of our named executive officers owns at least three times their respective base salaries in Common Stock.

        In addition to the performance based restricted stock units granted on March 6, 2014 as described above, on that same date, the Compensation Committee also granted shares of time-based restricted stock to certain Company employees, including the Company's named executive officers, pursuant to the Company's 2009 Employee Incentive Plan. The number of shares of restricted stock granted was equal to 10% of then current base salary divided by the closing price of the Company's common stock on March 6, 2014. These restricted stock awards are subject to a three year cliff vesting period, except for Mr. Noble's award which vested immediately as he has attained age 65 and has 10 years of service with the Company. On February 24, 2015, the Compensation Committee granted shares of time-based restricted stock to certain Company employees, including the Company's named executives, equal in value to 10% of then current base salary divided by the closing price of the Company's Common Stock on February 24, 2015 subject to a three year cliff vesting period, except for Mr. Noble's restricted stock which vested immediately as he has attained age 65 and has 10 years of service with the Company.

        Hedging and Pledging Restrictions.    Our directors and executive officers may not engage in forms of hedging or monetization transactions, such as certain types of forward contracts, equity swaps, collars, and exchange funds, which allow a shareholder to lock in much of the value of his or her stock holding without the full risks and rewards of stock ownership. In addition, directors and executive officers may not purchase Company securities on margin or borrow against any account in which shares of Company common stock are owned.

        Change in Control, Separation and Retirement Arrangements.    We have no written employment contracts or separation agreements with any of our named executive officers other than Mr. Noble's Retirement Benefit Agreement. The Retirement Benefit Agreement provides certain retirement benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations. The terms of this agreement were negotiated in consultation with and following input from Pearl Meyer, the Compensation Committee's compensation consultant. Specifically, the consultant reviewed multiple drafts of the Retirement Benefit Agreement and provided guidance as to specific terms based on its experience with similar agreements. In the event of Mr. Noble's retirement, the Retirement Benefit Agreement provides that Mr. Noble will receive a monthly benefit of $65,833 or such higher amount which reflects one-twelfth of Mr. Noble's annual base salary as in effect at the time of his retirement for five years following his retirement for a total of 60 monthly installments (the "Retirement Benefit"); provided, however, that if Mr. Noble dies before all 60 monthly installments have been paid, then (a) if at the time of his death he is married, his wife will receive the monthly payments until the earliest of (i) the 24-month anniversary of Mr. Noble's death, (ii) her death and (iii) such time as all 60 monthly installments have been paid; or (b) if Mr, Noble dies without a surviving spouse, the payment of the Retirement Benefit will cease upon his death. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The Retirement Benefit Agreement also contains confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble's retirement.

        To promote retention of senior officers, we have entered into change in control agreements with a small group of our executives including each of the named executive officers except Mr. Noble. The terms of such agreements are described under "Potential Payments Upon Termination or a Change in Control".

        Non-Qualified Deferred Compensation Arrangements.    We permit senior officers of the Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses (if any) and cash amounts paid under the Plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. Mr. Noble and Ms. Richardson, who are the only named executives who currently participate in the deferred compensation program, direct their investment of deferred amounts and the return on such investments is added to their deferred account balances. No above market returns are paid on deferred amounts. Mr. Noble and Ms. Richardson have each invested a portion of their deferred compensation accounts in our Common Stock and dividends paid on our Common Stock have been credited to their accounts. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        Other Compensation.    We have a qualified 401(k) plan for all employees, who are eligible to participate after thirty days of employment and attainment of age 18. We match 50% of employee contributions to the plan up to 4% of the employee's total eligible compensation, subject to the limitations specified in the Code. In addition to the 401(k) plan, all employees participate in the ESOP as described below. We offer a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. Several of the named executives receive perquisites including use of Company owned aircraft.

        The Company established the ESOP effective July 1, 2007. We make semi-annual discretionary contributions to the ESOP. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service.

        Tax Implications of Executive Compensation.    Federal income tax law limits deductibility of compensation in excess of $1 million paid to certain named executive officers unless this compensation qualifies as "performance-based compensation." It is the intent of the Company and the Compensation Committee to qualify the Company's executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for executive officers may not be tax deductible. Management has advised the Compensation Committee that compensation awarded to our executive officers for 2014 that is not tax deductible is not material to the Company's tax liability. In addition, compensation awarded to our executive officers for prior years that was not tax deductible was not material to the Company's tax liability.

Compensation Committee Report

        The Compensation Committee of American Equity Investment Life Holding Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

A. J. Strickland, III, Chair
Harley A. Whitfield, Sr.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
David J. Noble	2014	782,500	310,017	572,461	—	59,317	1,724,295
Executive Chairman	2013	767,500	303,995	456,281	—	78,063	1,605,839
	2012	730,000	103,787	242,166	40,722	60,587	1,177,262
John M. Matovina(6)	2014	677,500	265,995	499,998	—	27,585	1,471,078
Chief Executive Officer	2013	657,500	260,000	391,519	—	23,956	1,332,975
and President	2012	575,000	80,235	187,196	—	24,394	866,825
Ted M. Johnson(7)	2014	445,000	169,993	336,955	—	25,868	977,816
Chief Financial Officer	2013	407,500	156,007	250,219	—	26,933	840,659
and Treasurer	2012	322,500	45,410	105,944	—	19,835	493,689
Debra J. Richardson	2014	492,500	194,005	362,317	—	27,845	1,076,667
Executive Vice President	2013	477,500	188,003	285,544	—	26,509	977,556
and Secretary	2012	457,500	64,182	149,672	—	26,202	697,556
Ronald J. Grensteiner	2014	430,000	167,992	318,839	—	25,865	942,696
Executive Vice President	2013	412,500	161,997	247,275	—	26,529	848,301
	2012	392,500	55,307	129,049	—	18,756	595,612

(1)
Amounts for 2014 reflect grant date fair value pursuant to FASB ASC Topic 718 of restricted stock units (assuming target performance goals are met) granted as previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis and restricted stock granted under the 2009 Employee Incentive Plan previously described above under "Stock Ownership and Long-Term Equity Compensation" in the Compensation and Discussion Analysis. For further information, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2014. The per share fair value at the grant date was $23.00. Amounts for 2014 include an award of restricted stock units with a grant date fair value (assuming payout at target) of $232,507 for Mr. Noble, $199,502 for Mr. Matovina, $127,489 for Mr. Johnson, $145,498 for Ms. Richardson and $125,994 for Mr. Grensteiner and an award of time-based restricted stock of $77,510 for Mr. Noble, $66,493 for Mr. Matovina, $42,504 for Mr. Johnson, $48,507 for Ms. Richardson and $41,998 for Mr. Grensteiner, all based on the market price of our common stock on the date of grant.

(2)
Amounts for 2013 and 2012 reflect grant date fair value pursuant to FASB ASC Topic 718 of restricted stock and restricted stock units granted in 2013 and 2012.

(3)
Amounts for 2014 consist of cash awards earned under the Plan previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. Amounts for 2013 and 2012 consist of cash awards earned under the short-term incentive compensation program applicable for 2013 and 2012.

(4)
The Company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial present value of Mr. Noble's Retirement Benefit Agreement previously described above under "Change in Control, Separation and Retirement Agreements" in the Compensation Discussion and Analysis. No amount has been included for 2014 or 2013 as the actuarial present value of Mr. Noble's Retirement Benefit Agreement decreased during 2014 and 2013.

(5)
Mr. Noble's amount in 2014 includes $31,673 for use of Company-owned aircraft and $17,140 for the ESOP. Mr. Matovina's amount in 2014 includes $17,140 for the ESOP. Mr. Johnson's amount in 2014 includes $16,909 for the ESOP. Ms. Richardson's amount in 2014 includes $17,055 for the ESOP. Mr. Grensteiner's amount in 2014 includes $16,897 for the ESOP. In determining the aggregate incremental cost to the Company for the use of Company-owned aircraft, the Company uses a methodology that reflects the average cost of fuel and other variable costs (for example landing fees, catering and crew travel expenses). Because the Company owned aircraft are used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, including pilot salaries and the cost of maintenance unrelated to non-business travel. When an aircraft is already flying to a destination for business purposes and one or more non-business passengers are on such flight, only the direct variable costs associated with the additional non-business passenger(s) are included in determining the incremental cost to the Company. If an aircraft flies empty before picking up or after dropping off one or more passengers flying for non-business reasons, this "deadhead" segment would be included in the incremental cost to the Company. On certain occasions, an executive's spouse, other family members or guest may accompany the executive on a flight when such persons are invited to attend an event for appropriate business purposes. No additional incremental cost is incurred by the Company in such situations under the methodology.

(6)
Mr. Matovina has served as Chief Executive Officer and President since June 27, 2012. Figures for 2012 to June 27, 2012 reflect his pay as Chief Financial Officer and Treasurer.

(7)
Mr. Johnson has served as Chief Financial Officer and Treasurer since June 27, 2012. Figures for 2012 to June 27, 2012 reflect his pay as Vice President—Controller.

        The following table provides information regarding grants of plan-based awards including restricted stock, restricted stock units and non-equity compensation granted to the named executives during 2014.

2014 Grant of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Noble	3/6/2014(2)	—	—	—	5,055	10,109	—	—	232,507
	3/6/2014(3)	—	—	—	—	—	—	3,370	77,510
	N/A	158,000	316,000	632,000	—	—	—	—	—
John M. Matovina	3/6/2014(2)	—	—	—	4,337	8,674	—	—	199,502
	3/6/2014(3)	—	—	—	—	—	—	2,891	66,493
	N/A	138,000	276,000	552,000	—	—	—	—	—
Ted M. Johnson	3/6/2014(2)	—	—	—	2,772	5,543	—	—	127,489
	3/6/2014(3)	—	—	—	—	—	—	1,848	42,504
	N/A	93,000	186,000	372,000	—	—	—	—	—
Debra J. Richardson	3/6/2014(2)	—	—	—	3,163	6,326	—	—	145,498
	3/6/2014(3)	—	—	—	—	—	—	2,109	48,507
	N/A	100,000	200,000	400,000	—	—	—	—	—
Ronald J. Grensteiner	3/6/2014(2)	—	—	—	2,739	5,478	—	—	125,994
	3/6/2014(3)	—	—	—	—	—	—	1,826	41,998
	N/A	88,000	176,000	352,000	—	—	—	—	—

(1)
This award represents the estimated payout of the cash portion of the short-term incentive compensation program applicable for fiscal year 2014 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. The actual cash portion of the incentive compensation award amount is reflected above in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

(2)
This award represents the estimated payout of restricted stock units applicable for fiscal year 2014 previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis. The restricted stock units awards are tied to threshold and target performance goals for the three year period ending December 31, 2016. The amount of restricted stock units granted that will be earned is dependent on the achievement of certain performance goals over a three year period. The number of restricted stock units granted was equal to 30% of then current base salary divided by the closing price of the Company's common stock on the grant date. If threshold performance goals are met, 50% of the restricted stock units granted will be earned and if target performance goals are met, 100% of the restricted stock units granted will be earned. Amounts included in the above table and amounts included in the Summary Compensation Table under the heading "Stock Awards" for the restricted stock units assume target performance goals will be met.

(3)
This award represents restricted stock granted under the 2009 Employee Incentive Plan which was equal to 10% of then current base salary as previously described above under "Stock Ownership and Long-Term Equity Incentive Compensation" in the Compensation Discussion and Analysis. The restricted stock is reflected above in the Summary Compensation Table under the heading "Stock Awards" for the year 2014.

(4)
Calculated based on the per share grant date fair value of the restricted stock and restricted stock units pursuant to FASB ASC Topic 718.

        The following table provides information about unvested restricted stock, unvested restricted stock units and unexercised stock options to acquire our Common Stock granted to named executives. The restricted stock vests in full on the date three years following the date the Compensation Committee approves the restricted stock award, which is the grant date. Vesting for restricted stock will accelerate upon death or upon attainment of age 65 and following 10 years of service with the Company. The restricted stock units vest on the date three years following the date the Compensation Committee approves the restricted stock unit award, which is the grant date, depending on whether or not threshold or target performance goals are met during the applicable three year period.

	Outstanding Equity Awards at December 31, 2014
			Option Awards			Stock Awards
Name	Grant Date	Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David J. Noble	5/8/2009	5/8/2012	40,000	7.00	5/8/2019	—	—	—	—
	3/31/2010	3/31/2013	50,000	10.65	3/31/2016	—	—	—	—
	6/11/2010	6/11/2013	25,000	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016	—	—	—	—	—	15,595	455,218
	3/6/2014	3/6/2017	—	—	—	—	—	10,109	295,082
John M. Matovina	6/11/2008	6/11/2011	40,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012	40,000	7.00	5/8/2019	—	—	—	—
	3/15/2010	3/15/2013	47,250	10.24	3/15/2016	—	—	—	—
	6/11/2010	6/11/2013	27,750	9.27	6/10/2020	—	—	—	—
	3/9/2012	3/9/2015	—	—	—	6,579	192,041	—	—
	3/11/2013	3/11/2016	—	—	—	5,488	160,195	—	—
	3/11/2013	3/11/2016	—	—	—	4,446	129,779	—	—
	3/11/2013	3/11/2016	—	—	—	—	—	13,338	389,336
	3/6/2014	3/6/2017	—	—	—	—	—	8,674	253,194
	3/6/2014	3/6/2017	—	—	—	2,891	84,388	—	—
Ted M. Johnson	5/8/2009	5/8/2012	20,000	7.00	5/8/2019	—	—	—	—
	6/11/2010	6/11/2013	10,000	9.27	6/10/2020	—	—	—	—
	3/9/2012	3/9/2015	—	—	—	3,355	97,932	—	—
	3/11/2013	3/11/2016	—	—	—	3,106	90,664	—	—
	3/11/2013	3/11/2016	—	—	—	2,668	77,879	—	—
	3/11/2013	3/11/2016	—	—	—	—	—	8,003	233,608
	3/6/2014	3/6/2017	—	—	—	—	—	5,543	161,800
	3/6/2014	3/6/2017	—	—	—	1,848	53,943	—	—
Debra J. Richardson	6/11/2008	6/11/2011	40,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012	40,000	7.00	5/8/2019	—	—	—	—
	3/15/2010	3/15/2013	47,250	10.24	3/15/2016	—	—	—	—
	6/11/2010	6/11/2013	27,750	9.27	6/10/2020	—	—	—	—
	3/9/2012	3/9/2015	—	—	—	5,855	170,907	—	—
	3/11/2013	3/11/2016	—	—	—	4,390	128,144	—	—
	3/11/2013	3/11/2016	—	—	—	3,215	93,846	—	—
	3/11/2013	3/11/2016	—	—	—	—	—	9,644	281,508
	3/6/2014	3/6/2017	—	—	—	—	—	6,326	184,656
	3/6/2014	3/6/2017	—	—	—	2,109	61,562	—	—

	Outstanding Equity Awards at December 31, 2014
			Option Awards			Stock Awards
Name	Grant Date	Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ronald J. Grensteiner	6/11/2008	6/11/2011	10,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012	20,000	7.00	5/8/2019	—	—	—	—
	3/15/2010	3/15/2013	47,250	10.24	3/15/2016	—	—	—	—
	6/11/2010	6/11/2013	27,750	9.27	6/10/2020	—	—	—	—
	3/9/2012	3/9/2015	—	—	—	5,000	145,950	—	—
	3/11/2013	3/11/2016	—	—	—	3,783	110,426	—	—
	3/11/2013	3/11/2016	—	—	—	2,770	80,856	—	—
	3/11/2013	3/11/2016	—	—	—	—	—	8,311	242,598
	3/6/2014	3/6/2017	—	—	—	—	—	5,478	159,903
	3/6/2014	3/6/2017	—	—	—	1,826	53,301	—	—

(1)
Calculated based on the closing market price of the Company's common stock on December 31, 2014.

Option Exercises and Stock Vested

        Set forth below are the stock option exercises and the stock vested for the named executive officers of the Company during 2014:

	Options Exercised		Stock Vested
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
David J. Noble	—	—	3,370	77,510
John M. Matovina	40,000	569,303	3,180	69,419
Ted M. Johnson	40,000	574,528	1,661	36,260
Debra J. Richardson	40,000	531,891	3,003	65,555
Ronald J. Grensteiner	7,500	106,725	2,120	46,280

Pension Benefits

        Pursuant to his Retirement Benefit Agreement (described above under the heading "Change in Control, Separation and Retirement Agreements" in the Compensation and Discussion Analysis), Mr. Noble is entitled to a monthly retirement benefit equal to one-twelfth of his then current base salary, for five years following his retirement for a total of 60 monthly installments. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The estimated monthly retirement benefit payable to Mr. Noble based on his compensation level as of January 1, 2015, would be $65,833.

	Pension Benefits
Name	Plan Name	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
David J. Noble	Retirement Benefit Agreement	2,218,469	—

(1)
The accumulated benefit is based on estimates of the timing of Mr. Noble's retirement date as well as mortality assumptions from the A2000 Mortality Table. Health benefits are assumed to increase at a rate of 15% per year. The discount rate assumption was 4.40%.

Non-Qualified Deferred Compensation

        The following table provides information concerning our non-qualified deferred compensation arrangements, including deferred compensation agreements with certain of the named executives permitting them to defer on an elective basis a specified portion of their base salaries, annual cash bonuses (if any) and cash amounts paid under the short-term incentive compensation program. Deferred amounts are contributed to individual accounts within the American Equity Officers Rabbi Trust. The individuals set forth below self-direct the investment of such accounts and such investments are made on open market terms. The earnings shown below are attributable to contributions that in prior years were reported as compensation in the Summary Compensation Table applicable to the respective year.

	Non-Qualified Deferred Compensation for 2014
Name	Executive Contributions in 2014 ($)	Aggregate Earnings in 2014(1) ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at 12/31/14 ($)
David J. Noble	—	200,051	—	1,983,291
Debra J. Richardson	—	93,733	—	932,384

(1)
Aggregate earnings in 2014 include $186,755 and $87,503 for Mr. Noble and Ms. Richardson, respectively, from appreciation in the Company's common stock held in their non-qualified deferred compensation accounts.

Potential Payments Upon Termination or a Change in Control

        We have no employment contracts or separation agreements with any of our named executive officers other than Mr. Noble's Retirement Benefit Agreement. As discussed above under "Change in Control, Separation and Retirement Arrangements" in the Compensation and Discussion Analysis, Mr. Noble's Retirement Benefit Agreement provides certain retirement benefit payments to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations.

        As discussed below, we have change in control agreements with a small group of senior officers including each of the named executives, except Mr. Noble, which would provide payments and benefits to them in the event of the termination of their employment under certain circumstances following a change in control of the Company. In the absence of a change in control, however, regardless of the manner in which the termination of employment occurs (with the exception of death, disability and retirement for certain benefits), the named executives would be entitled only to the following:

  •
  Base salary to the termination date (two-week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not paid prior to notice of termination;

  •
  The right to exercise vested stock options within thirty or sixty days of the termination date depending on the terms of the stock options;

  •
  Distribution of the executive's 401(k) account;

  •
  Distribution of the executive's account, if any, pursuant to any deferred compensation arrangements including elective deferrals of salary, bonus and/or incentive, and earnings thereon;

  •
  COBRA benefits, if elected, for the purchase of medical and dental insurance; and

  •
  The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense.

        Under the change in control agreements, the named executives would have additional rights in the event of the termination of their employment following a change in control in defined circumstances including discharge without "cause" or voluntary resignation for "good reason". A "change in control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) a majority of the directors originally on the Board of Directors (and with certain designated successors) ceasing to constitute a majority of the Board of Directors; (iii) a merger with another entity in which our voting securities cease to represent at least 50% of the combined voting power of the surviving entity; or (iv) the sale of substantially all of the assets of the Company. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        If a qualifying termination of a named executive officer occurs within thirty-six months following a change in control, the executive would be entitled to the following in addition to the items set forth in the bullets above:

  •
  Salary continuation payments for three years, payable in installments for Mr. Matovina and Ms. Richardson and payable in a lump sum for Mr. Johnson and Mr. Grensteiner;

  •
  A cash lump sum equal to the amount of the target annual bonus that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

  •
  A cash lump sum equal to three times the executive's target annual bonus;

  •
  Automatic vesting of unvested stock options, unvested shares of restricted stock and unvested restricted stock units; and

  •
  Continuation of health, dental and life insurance benefits during the salary continuation period.

        In addition, Mr. Matovina and Ms. Richardson would also receive an amount equal to a full gross-up for any excise tax incurred by them as a result of receiving change in control payments. Mr. Johnson's and Mr. Grensteiner's change in control agreements provide that if payments and benefits provided to them would constitute an "excess parachute payment" for purposes of Section 280G of the Code, they would have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.

        The following table sets forth the estimated amount of compensation each of the named executive officers would receive under the retirement or change in control situations, as applicable, discussed above. The table assumes that such terminations occurred at December 31, 2014. No pro-rated portion of target annual bonus amounts is included for the year of termination since there would be no such reduction for a termination occurring on December 31.

	Potential Payments Upon Termination or Change in Control
Name	Base Salary ($)	Bonus(1) ($)	Value of Acceleration of Restricted Stock and Restricted Stock Units(2) ($)	Excise Tax Gross Up(3) ($)	Group Insurance Benefits ($)	Total ($)
David J. Noble(4)	3,950,000	—	—	—	31,696	3,981,696
John M. Matovina	2,070,000	1,035,000	711,219	1,799,662	79,400	5,695,281
Ted M. Johnson	1,395,000	697,500	436,364	—	59,359	2,588,223
Debra J. Richardson	1,500,000	750,000	518,428	1,227,247	75,568	4,071,243
Ronald J. Grensteiner	1,320,000	660,000	447,577	—	66,547	2,494,124

(1)
The bonus amount is three times the target annual bonus as provided for under the 2015 short-term incentive compensation program as described above.

(2)
Our employee stock option plans, restricted stock awards and restricted stock unit awards provide for automatic vesting upon a change in control or upon death or disability. For information concerning unvested restricted stock and restricted stock units, see the Outstanding Equity Awards table above. These values were calculated using the value of the Company's common stock as of December 31, 2014.

(3)
This calculation assumes a total effective rate of state and federal income taxes of 48%.

(4)
Mr Noble's base salary is five times his current salary as under his Retirement Benefit Agreement he would receive a monthly benefit equal to one-twelfth of his base salary as in effect at the time of his retirement for five years following his retirement. Mr. Noble's group insurance benefits will continue during his lifetime. We have assumed the group insurance benefit will continue for five years beyond his termination/retirement date for purposes of the above table.

Equity Plan Information

        The following table sets forth information as of December 31, 2014 concerning plans and arrangements we have with our directors, officers, employees and independent insurance agents under which they have received equity-based rights to receive shares of our Common Stock. We have granted or reserved options, restricted stock and restricted stock units under the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2007 Independent Insurance Agent Stock Option Plan ("2007 Agent Plan"), the 2009 Employee Incentive Plan, the 2010 Independent Insurance Agent Stock Option Plan ("2010 Agent Plan"), the 2011 Directors Stock Option Plan, the 2012 Independent

Insurance Agent Stock Option Plan ("2012 Agent Plan") and the 2013 Director Equity and Incentive Plan.

	Equity Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,242,478	9.81	1,694,950
Equity compensation plans not approved by shareholders	2,934,675	17.00	770,550

Total	4,177,153	15.02	2,465,500

(1)
Includes restricted stock units (assuming target performance goals are met) granted as previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis that have not been earned as of December 31, 2014.

(2)
Weighted-average exercise price does not take into account restricted stock units granted that have not been earned as of December 31, 2014.

        The 2007 Agent Plan, the 2010 Agent Plan and the 2012 Agent Plan (the "Agent Plans") included in the table above are intended to benefit the Company and its shareholders by assisting the Company's wholly-owned operating subsidiary, American Equity Investment Life Insurance Company, in attracting and retaining certain independent agents of outstanding ability and to align the interests of such independent agents with those of the Company's shareholders by increasing their long-term financial stake in the Company's continued success through the use of stock options. The 2007 Agent Plan and the 2010 Agent Plan both provide for the issuance of awards up to an aggregate of 2,500,000 shares of Common Stock. The 2012 Agent Plan provides for the issuance of awards up to an aggregate of 3,000,000 shares of Common Stock. The Agent Plans are administered by the Company's Executive Committee. The Executive Committee has the authority to determine sales production criteria for the receipt of awards, the terms of all options, including exercise price, number of shares of Common Stock subject to an option, provisions relating to vesting, circumstances in which options terminate and any other terms and conditions or restrictions the Executive Committee deems appropriate. Options awarded under the Agent Plans are not transferable other than by will or the laws of descent and distribution. Options awarded under the Agent Plans terminate at the end of the term established in the written agreement with the independent insurance agent which may be no longer than ten years from the date the option is granted. If there is a change of control of the Company, as defined in the Agent Plans, the vesting of all outstanding options may accelerate and any other restrictions will be removed following delivery of a written election of such acceleration by the independent insurance agent. In the case of the death or disability of an independent insurance agent, the Agent Plans provide that outstanding options will accelerate and any other restrictions will be removed. Any and all taxes and other withholding obligations payable in connection with the grant or exercise of any option or the sale of Common Stock will be the sole responsibility of the agent. The 2007 Agent Plan terminated on January 1, 2010. The termination of the 2007 Agent Plan did not affect the validity of any options outstanding on the date of termination. The 2010 Agent Plan terminated on December 31, 2014. The termination of the 2010 Agent Plan did not affect the validity of any options outstanding on the date of termination. The 2012 Agent Plan terminates on February 1, 2016.

Policy Regarding Related Person Transactions

        We recognize that Related Person Transactions (as defined below) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

        In order to deal with the potential conflicts inherent in such transactions, our Audit Committee adopted a written policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the Chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

        During fiscal year 2014, the Company did not have any transactions with related persons required to be disclosed under Item 404 (a) of Regulation S-K, and no such transactions are currently proposed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2014, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

OTHER INFORMATION

Shareholder Proposals for the 2016 Annual Meeting

        Shareholder proposals to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2016 or shareholder proposals to be presented from the floor of the meeting must be submitted in writing to Debra J. Richardson, Executive Vice President and Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, and must comply with SEC rules in order to be eligible for inclusion in our proxy materials for our 2016 meeting.

        A shareholder may present a proposal for inclusion in our proxy statement if such shareholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 24, 2015.

        In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal from the floor of the 2016 Annual Meeting must submit the proposal between March 6, 2016 and April 5, 2016. Any such proposal must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

Shareholder Communications

        Shareholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director or any group of directors should send written correspondence to American Equity Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266.

Householding; Annual Report on Form 10-K

        The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs.

        Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Julie L. LaFollette, Director of Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

        Simultaneously with the mailing of this proxy statement to certain of our shareholders, we are mailing our 2014 Annual Report and Form 10-K to shareholders of record on April 10, 2015. The Annual Report and Form 10-K are available online at www.american-equity.com.

        Any shareholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December, 31, 2014 (including our audited consolidated financial statements and financial statement schedules), as filed with the SEC, may contact Julie L. LaFollette, Director of Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

APPENDIX A

AMENDED AND RESTATED AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2014 INDEPENDENT INSURANCE AGENT RESTRICTED STOCK
AND RESTRICTED STOCK UNIT PLAN

        WHEREAS, the Board of Directors of American Equity Investment Life Holding Company adopted the American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock Plan effective January 1, 2014 (the "2014 Plan") as it deemed it in the best interest of the Company that independent licensed insurance agents who are significant producers for the Company's wholly owned operating subsidiary, American Equity Investment Life Insurance Company, be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

        WHEREAS, the Board desires to amend and restate the 2014 Plan to include Restricted Stock Units as it believes the Company can best obtain these and other benefits by providing awards of Restricted Stock and Restricted Stock Units to qualifying Agents designated from time to time pursuant to this Plan;

        NOW, THEREFORE, the Board does hereby adopt this Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, effective January 1, 2014, with such terms and conditions set forth below.

ARTICLE I

DEFINITIONS

        For purposes of the Plan, the following definitions apply:

        "Affiliate" means (i) any entity, that directly or through one or more intermediaries, controls or is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        "Agent" means a licensed insurance agent who (i) is validly appointed by American Equity as an independent sales agent for American Equity's products in applicable jurisdictions; (ii) has a valid and existing Agent's Contract with American Equity at the time of any Award under this Plan; and (iii) is not terminated prior to the Vesting of any Award under this Plan.

        "Agreement" means a written agreement awarding Restricted Stock or Restricted Stock Units pursuant to this Plan that is executed by the Company and the Participant as an indication of the parties' mutual assent to the Plan and the Terms and Conditions.

        "American Equity" means American Equity Investment Life Insurance Company, a life insurance company domiciled in the State of Iowa.

        "Award" means Shares of Restricted Stock or Restricted Stock Units earned by a Participant subject to the terms and conditions of the Plan, the Terms and Conditions, and the Participant's respective Agreement.

        "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Executive Committee of the Board.

        "Common Stock" means the common stock, par value $1.00 per share, of the Company.

        "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

        "Date of Grant" means the date on which an Award is granted under an Agreement and pursuant to the Plan provisions.

        "Director" means a member of the Board of Directors of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means (i) the closing sale price reported for such Share on a national securities exchange or national market system on which such stock is principally traded as of such date, or (ii) if the Shares are not then listed on a national securities exchange or national market system, or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

        "Participant" means an Agent to whom Restricted Stock or Restricted Stock Units has been awarded pursuant to the Plan provisions.

        "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

        "Plan" means the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as embodied herein and as amended from time to time.

        "Restricted Stock" means shares of Common Stock that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

        "Restricted Stock Units" means notional, non-voting units of measurement representing the same Fair Market Value of a similar number of Shares that represent a right to receive Shares or are payable in Shares as set forth under the Plan that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

        "Share" means a share of Common Stock.

        "Terms and Conditions" means the Terms and Conditions, as such shall apply to any particular year, attached to the Plan and fully incorporated herein.

        "Vest, Vesting, Vested" means the date on which a Participant becomes entitled to all benefits of ownership of awarded Shares.

ARTICLE II

PURPOSE

        The Plan is intended to assist the Company and American Equity in attracting and retaining Agents of outstanding ability and to align the interests of such Agents with those of the shareholders of the Company.

ARTICLE III

ADMINISTRATION

        3.1    Administration of Plan.    The Committee shall administer the Plan in accordance with the terms, requirements, and restrictions as set forth herein and in the Terms and Conditions. The

Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to amend or waive the provisions set forth in the Terms and Conditions including, but not limited to: production criteria, eligibility of Agents to receive an Award, the time or times at which Awards are granted, the number of Shares subject to an Award, any provisions relating to Vesting, any circumstances in which an Award may terminate and any other terms, conditions or restrictions on Awards. In making the determinations, the Committee may adopt rules from time to time regarding sales production criteria and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and any Agreements; to prescribe, amend, waive or rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administrator of the Plan, including, but not limited to, any determination to accelerate the Vesting of outstanding Awards. The Committee shall have the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions in the Plan or the Terms and Conditions. The determination of the Committee on the matters referred to in this Article III shall be binding and final.

        3.2    Restricted Share Account.    The Committee shall establish and maintain adequate records to set forth in a restricted share account the names of the Participants and their respective Awards, the restrictions thereon, the stock certificates (if any) related thereto, any dividends or distributions payable or paid thereon, any votes taken with respect thereto, and such other matters as may be relevant to the proper administration of the Plan.

        3.3    Acceleration of Vesting.    If an Award contains a Vesting schedule or has not Vested as of the date of any of the following events, such Vesting schedule shall be accelerated, and/or any other restrictions on exercise shall lapse:

  a.
  The death of the Participant;

  b.
  A "Change of Control" as hereinafter defined.

        3.4    Change of Control.    For purposes of this Plan, unless otherwise defined in an Agreement, a "Change of Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

  a.
  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c) below;

  c.
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

  d.
  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

  e.
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sole or disposed or any parent hereof.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

ARTICLE IV

ELIGIBILITY

        The Committee may from time to time designate Agents to whom Awards are granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Restricted Stock or the number of Restricted Stock Units granted in each Award. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan, the Terms and Conditions, or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

ARTICLE V

STOCK SUBJECT TO THE PLAN

        The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan is 1,000,000 Shares, subject to adjustments as provided in Article VIII.

ARTICLE VI

QUALIFYING PERIOD

        The Qualifying Period for eligible Agents shall be determined by the Committee and specifically set forth in the Terms and Conditions.

 ARTICLE VII

RESTRICTIONS ON TRANSFER

        A Participant shall not be permitted (i) to sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan, or (ii) to receive a stock certificate representing Restricted Stock, until, in each case, the restrictions stated in the Participant's Agreement lapse.

ARTICLE VIII

CAPITAL ADJUSTMENT

        In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee shall, in its discretion and to the extent necessary to compensate for the effect thereof, provide for an equitable substitution for or adjustment in (i) the number and class of Shares subject to outstanding Awards, and (ii) the aggregate number and class of Shares that may be issued under the Plan, as stated in Article V.

ARTICLE IX

TERMINATION OR AMENDMENT

        The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of each affected Participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Award granted prior to the date of such amendment, alteration, suspension or termination or without shareholder approval to the extent such approval is required by applicable law or an exchange, market or other listing requirement. No Award may be granted during any suspension or after termination of the Plan.

ARTICLE X

TAXES PAYABLE BY PARTICIPANT

        Any and all taxes and other withholding obligations payable in connection with or relating to the grant, Vesting or settlement of an Award, and/or the sale of any Shares by Participant, shall be the sole responsibility of the Participant.

ARTICLE XI

TERM OF THE PLAN

        Unless sooner terminated by the Board pursuant to Article IX hereof, the Plan shall terminate on February 1, 2020.

ARTICLE XII

INDEMNIFICATION OF COMMITEE

        In addition to such other rights of indemnification as they may have as Director or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, the Terms and Conditions, any Agreement or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

ARTICLE XIII

GENERAL PROVISIONS

        13.1    No Other Rights Conferred.    The establishment of the Plan shall not confer upon any Agent any legal or equitable right against the Company or any member of the Committee or the Board, except as expressly provided in the Plan.

        13.2    No Employment Contract.    The Plan does not constitute inducement or consideration for the services of any Agent, nor is it a contract between the Company or American Equity and any Agent. Participation in the Plan shall not give an Agent any right to be retained under his or her applicable Agent's Contract with American Equity.

        13.3    Plan Interest Not Subject to Creditor Claims.    The interests of any eligible Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        13.4    Applicable Laws.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa.

        13.5    Representations Regarding Investment Intent; Restrictive Legends.    The Committee may require each person acquiring Shares pursuant to an Award hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Award may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

        13.6    Regulatory Approvals.    The Company shall not be required to issue any certificate or certificates for Shares upon an Award, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee and all applicable listing or exchange requirements.

Proxy — American Equity Investment Life Holding Company Proxy Solicited by Board of Directors for Annual Meeting - June 4, 2015 David J. Noble, John M. Matovina and Debra J. Richardson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Equity Investment Life Holding Company to be held on June 4, 2015 or at any postponement or adjournment thereof. This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 4, 2015. The Proxy Statement and our 2014 Annual Report are available at: http://viewproxy.com/americanequity/2015

Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in Proposals — The Board recommends a vote “FOR” all nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. FOR AGAINST ABSTAIN 1. Election of Directors: FOR WITHHOLD 01 – David S. Mulcahy 02 – David. J. Noble 03 – A. J. Strickland, III 04 – Harley A. Whitfield, Sr. 2. To approve the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan. 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015. 4. To approve, on an advisory basis, the compensation of our named executive officers. Note: To transact such other business as may properly come before the meeting. I plan on attending the meeting Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign. Date: Signature Signature (if held jointly) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Internet voting is available through 1:00 A.M. Central Time on June 4, 2015. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. this example. Please do not write outside the designated areas.

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000245898_1 R1.0.0.51160 AMERICAN EQUITY INVESTMENT LIFE HLDG CO Annual Meeting June 04, 2015 June 04, 2015 3:30 PM CDT April 10, 2015 American Equity 6000 Westown Parkway West Des Moines, IA 50266 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of the Following Voting Methods Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . . Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. . 0000245898_2 R1.0.0.51160 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2015 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # Voting items 0000245898_3 R1.0.0.51160 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 David S. Mulcahy 02 David. J. Noble 03 A. J. Strickland, III 04 Harley A. Whitfield, Sr The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan. 3 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015. 4 To approve, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. To obtain directions to the Annual Meeting, call 1-888-221-1234.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999-010 12 15 # OF # Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information 0000245898_4 R1.0.0.51160